UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

Western Reserve Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4015 Medina Road, Suite 100, Medina, Ohio		44256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-764-3131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2006, the Board of Directors of Western Reserve Bancorp, Inc. (the "Board"), upon the recommendation of the Compensation Committee of the Board, adopted the Amended and Restated Western Reserve Bank Supplemental Executive Retirement Plan (the "Plan"). The Plan was originally adopted on May 15, 2003.

The Plan is structured to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The Plan permits the Board to designate certain highly-paid or key executive officers to participate in the Plan and is designed to provide a retirement benefit to eligible participating executives. The Plan is a nonqualified, unfunded plan, and the company accrues its projected obligation under the Plan.

At the same meeting, the Board authorized the participation in the Plan of Mr. Brian K. Harr, Senior Vice President & Senior Lender, and Mrs. Cynthia A. Mahl, Senior Vice President and Chief Financial Officer. Mr. Edward J. McKeon, President and Chief Executive Officer, has participated in the Plan since 2003. There were no changes to the terms of his participation.

The Amended and Restated Plan and the Enrollment Forms for Mr. Harr and Mrs. Mahl are attached hereto as Exhibit 10.7.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Reserve Bancorp, Inc.

December 27, 2006	By:	Cynthia A. Mahl

Name: Cynthia A. Mahl
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.7	Amended and Restated Western Reserve Bank Supplemental Executive Retirement Plan